UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2011

TECHS LOANSTAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-143630	24-4682058
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

319 Clematis Street, Suite 703 West Palm Beach, FL. 33401
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (561) 514-9042

Copies to:

Peter Campitiello, Esq.

Tarter Krinsky & Drogin LLP

1350 Broadway

New York, New York 10018

Tel: 212-216-8085

Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

We are amending the Current Report on Form 8-K originally filed on August 12, 2011, to disclose the Registrant’s acquisition of Quture, Inc. (“Quture”).  Quture was incorporated on April 26, 2011 under the laws of the state of Nevada. Quture is an emerging healthcare knowledge solution company formed to develop standards in measuring clinical performance.  While the Registrant does not believe it is a “shell company”, as that term is defined pursuant to Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is filing this Form 8-K/A to satisfy the requirement of filing “form 10 information” as set forth in Rule 144 of the Securities Act.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosures set forth in Item 2.01 are hereby incorporated by reference to this Item 1.01.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

(A)

SHARE EXCHANGE TRANSACTION WITH QUTURE, INC.

On August 9, 2011, the Registrant entered into and consummated the First Amendment to the Agreement Concerning that Exchange of Securities (the “Share Exchange Agreement”) with Quture, Inc., a Nevada corporation (“Quture”) and the shareholders of Quture.  Upon consummation of the transactions set forth in the Agreement (the “Closing”), the Registrant adopted the business plan of Quture.

Pursuant to the Agreement, the Registrant acquired all of the outstanding capital stock of Quture in exchange (the “Exchange”) for the original issuance of an aggregate of 1,938,543,110 shares (the “Exchange Shares”) of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”).  The Registrant initially issued 400,000,000 Exchange Shares will to the shareholders of Quture and, following an amendment of the Registrant’s Articles of Incorporation, the remaining Exchange Shares were issued to Quture shareholders.  The Exchange Shares were issued on a pro rata basis, on the basis of the shares held by such security holders of Quture at the time of the Exchange.  As a result of the Exchange, Quture became a wholly-owned subsidiary of the Registrant and the shareholders of Quture beneficially own approximately eighty-five percent (85%) of the issued and outstanding Common Stock of the Registrant.  The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.  The Agreement contains customary representations, warranties and covenants of the Registrant and Quture for like transactions. The foregoing descriptions of the above referenced agreements do not purport to be complete.

For an understanding of their terms and provisions, reference should be made to the Agreement attached as Exhibits 10.1 to the Current Report on Form 8-K filed August 12, 2011 with the Securities and Exchange Commission (the “SEC”).

On August 10, 2011, as a covenant to the Agreement, holders of a majority of the Registrant’s outstanding Common Stock voted to amend the Registrant’s Articles of Incorporation to increase the number of its authorized shares of capital stock from 900,000,000 shares to 2,510,000,000 par value $0.001 shares (the “Amendment”) of which (a) 2,500,000,000 shares were designated as Common Stock and (b) 10,000,000 shares were designated as blank check preferred stock.

At the effective time of the Exchange, our board of directors and officers was reconstituted by the resignation of Henry Fong as Director, President and Chief Executive Officer of the Registrant and the appointment of G. Landon Feazell as a member of the Registrant’s Board of Directors, Chief Executive Officer and President, and Geoffrey L. Feazell as Treasurer and Secretary of the Registrant.

COMPANY OVERVIEW

Background

Quture is an emerging healthcare knowledge solution company created to transform health and healthcare by developing the standard in measuring clinical performance and outcomes.  The Company’s products focus on using actual clinical data from existing electronic databases to measure performance and outcomes apply analytics. The Quture technology leverages its Application Partnership with InterSystems Corporation.  InterSystems’ technology is already used in 80% of the hospitals in America.  Quture, using this fully developed technology platform converts manual processes to electronic processes to integrate clinical data from existing disparate electronic data sources in healthcare organizations. The Company’s product uses InterSystems’ data integration product Ensemble already programmed for every electronic medical record (EMR) and database.  Quture is immediately able to collect and integrate performance metrics into the InterSystems Cache database customized for the Quture application through this partnership.  By licensing the InterSystems technology and implementing the company’s clinical content and performance measures, Quture has the potential to develop the most powerful clinical knowledge database in the world.  Quture will deliver to customers the clinical data for value-based purchasing.  Performance-based and value calculated clinical data will ultimately determine what payers do and do not want to pay for and the clinical knowledge to support new mandated payment systems while improving care.

Techs Loanstar, Inc. (the “Company”) was incorporated on April 7, 2006 in the State of Nevada and established a fiscal year end of April 30. The Company was initially organized to provide the loan management service and software for the equity and payday loan industry. Pursuant to an Agreement Concerning the Exchange of Securities dated February 10, 2010 (the "Share Exchange Agreement"), by and between the Company and ZenZuu USA, Inc., a Nevada corporation ("ZZUSA"), the Company and ZZUSA entered into a share exchange whereby all of the issued and outstanding capital stock of ZZUSA, were exchanged for like securities of the Company, (the "Share Exchange").  Following the Share Exchange with ZZUSA, the Company adopted the business plan of ZZUSA, an online social network providing its members a broad array of services, including the opportunity to create a user profile and webpage, chat with friends, family or other persons through the internet, upload pictures, videos or music and other tools.  Quture plans to use the existing social networking technology of TCLN to enhance its Business Plan.

Quture, Inc. (“Quture”), a Nevada corporation, was formed in April 2011 and on July 25, 2011 entered into a Share Exchange Agreement (the “Agreement) with Techs Loanstar (“TCLN”). Pursuant to the Agreement, Quture became a subsidiary of TCLN.  Corporate strategy includes filing for a name change of Techs Loanstar to Quture International, Inc., in Nevada and completing negotiations with another subsidiary to leverage its technology for Quture’s planned expansion.  The initial focus of Quture’s products is for hospital customers and influencers.  Quture then intends to market its other product to physicians and physician groups, especially invasive physicians. Quture’s fully developed and existing products, discussed below, are being enhanced and migrated to the InterSystems technology platform.  Performance and outcomes measurement functionality is the core intellectual property, technology and clinical content of both products, one primarily for hospitals and one primarily for surgery centers and physicians performing invasive procedures.  Quture then plans to rapidly expand its products and business to patients and payers, leveraging its clinical performance knowledge and database.  Product strategy inevitably first focuses on health care and then expands to personalized medicine, health and wellness.

We believe the Company’s products and services will become an essential technology and tool to improve care and health, while reducing costs. The demand to measure performance is coming from all stakeholders involved in both payment and delivery. Measuring performance is now mandatory and is the new foundation of how providers are reimbursed, granted privileges to practice in hospitals, and, in the near future, selected by patients for their care.

The core competence of Quture pivots on its product with clinical content to measure performance.  Quture’s clinical content is evidence-based optimal clinical processes and clinical performance measures developed for over 35 years as the leading the hospital performance measurement company.  This content has been developed  through external peer review and peer review products and services.  We know what to measure, where to find it, and how to use it to continuously improve clinical processes.  Quture intends to license its transformative and disruptive technology and, through relationships with its customers, continuously develop its clinical database and expand upon its clinical content to know what works, who best provides these specific clinical services, and the relative cost to outcome ratio determining value.

Quture’s mission is to become the international standard in healthcare performance and outcomes measurement. Quture provides healthcare organizations, insurers, government and private sector payers, and others in the healthcare community with performance and outcomes measurement tools and data sets. Industry experts agree that these performance measures are the “transformative tool” that reduce medical cost and improve quality of care. Quture’s management team has 35 years of experience and a long history of working with many of the nation’s leading healthcare institutions as a leader and innovator in measuring clinical performance. The Company intends to potentially accelerate its growth and revenues through mergers and acquisitions.  Existing relationships provide the Company with unique business opportunities for such mergers and acquisitions.

Quture is conceived on the premise that optimal health and health care can be empowered by its performance and outcomes tools and the clinical data that will be derived from that technology.  Quture is dedicated to the proposition that its quality-value equation is an unparalleled business opportunity and within the existing core competence of the Company.

TARGET MARKETS AND MARKETING STRATEGY

Our target markets encompass the total array of customers of health and healthcare products, data, and services.  Marketing strategy sequences this market beginning with hospitals, then physicians and physician groups, and then patients and payers.

We intend to introduce the Company’s QualOptima performance measurement product into the market after the its planned demonstration at the University of Miami, which the. Company anticipates being completed within three (3) months.  After successful demonstration in cooperation with InterSystems, where the InterSystems products are being demonstrated to meet the requirements and specifications of Quture, the QualOptima product will be formally launched and then commercialized.  The next three (3) months will be used to expand the demonstration from anesthesiology to the more than 40 medical specialties.  The Company plans to negotiate contracts and licenses to install QualOptima in approximately ten (10) additional “pioneer” hospitals during this phase.  This second three (3) month phase will be used to begin the sales and marketing of the QualOptima product.

The “go to market strategy” will focus on existing strong relationships with major hospital corporations, including their self-insured trusts, at several flagship hospitals, designed to mature into sales to large hospital systems.  We anticipate other pioneer hospital installations will focus on specific product components, including the relationship between performance and outcomes measures, one focused on the natural language processing software component  and aggregated medical specialties and specific federal initiatives, such as re-hospitalizations and hospital acquired conditions.

Initial sales will be pursued through marketing and sales for installation after six (6) months of the two phases described above.  Initial customers will be carefully coordinated with InterSystems.  InterSystems will accompany Quture sales engineers with their own sales engineers for sales presentations. The Company is also partnering with prominent national healthcare law firms and accounting firms, jointly conducting several summit meetings for their clients and inviting potential customers – stressing compliance and the threat of negligent credentialing as motivators and leveraging their representation and influence with hospital boards and senior executives.  The Quture product database and clinical process, quality and patient safety management, and medical staff credentialing processes will provide new and unique consulting opportunities for these firms in concert with Quture.

The Company anticipates marketing and sales of the QSurg product will follow introduction of the QualOptima product, projected by Quture to begin six (6) months after commencement of marketing and sales of QualOptima.

PRODUCTS

Quture owns two (2) fully developed and tested products; both are being migrated from a Microsoft technology platform onto the InterSystems technology platform, with the Cache object-oriented database serving as the foundation for each and providing a unified Quture database to be called the “Qualytx” database.  These products are:

•

QualOptima – clinical performance measurement with analytics,

And

•

QSurg – surgery center electronic medical record (EMR) with a simplified QualOptima (“QuOp”) performance analytics application embedded.

QUALOPTIMA

QualOptima – electronically captures, integrates, and analyzes performance and outcomes data from Quture’s performance metrics from multiple vendor product disparate hospital databases.  QualOptima contains the proprietary library of performance measures, with precisely defined numerator and denominator specifications, including all performance measures published by the Physician Consortium for Performance Improvement (PCPI) of the American Medical Association.  The performance measures are mapped at key interventions or data “nodes” in an evidence-based optimal clinical process, as follows:

The clinical data structure includes individual patient risk factors, performance measures based on evidence-based optimal clinical processes, and outcomes measures.  The product demonstration underway with Keith Candiotti, M.D, is based on his design for the product in anesthesiology, as follows:

QualOptima is a single product (not a “suite” of products) with components designed to satisfy the mandates imposed on hospitals through governmental regulation and accreditation standards (see Governmental Regulations).  These components are:

•

Performance measurement (the fundamental component discussed above)

•

Proctoring

•

Triggers

•

Peer review

•

Cost analysis for value calculations

The performance measurement component implements the InterSystems data capture and integration functionality (“interface engine”) of the Ensemble product.  Ensemble uses data connections known as application programming interfaces (“API’s”) which are already programmed for every vendor’s EMR and database.  The driver for this component is the accreditation standard of the Joint Commission requiring measurement of performance of each individual physician for each clinical privilege the hospital must grant to practice every two years but measured at least every six (6) months.  Manual data abstraction to satisfy this requirement is no longer practical after recent imposition of this standard.  This requirement and publication of performance measures as the minimum threshold requirement to avoid negligent credentialing litigation presents a compelling need for the Quture product.

Quture’s product provides the clinical “failure mode and effects analysis” (FMEA) used in other industries to proactively design optimal processes.  Improving processes of care and reducing costs is not a marketing mantra for Quture, but it is the compelling business case for hospital customers to license QualOptima.

“Proctoring” is the required process for hospitals to evaluate the current clinical competence of practitioners to perform specific patient interventions or treat certain conditions.  Proctoring is required of all physicians new to a hospital or on the medical staff and applying to perform a new clinical “privilege”.  Quture’s existing product QReview is ideally suited to perform proctoring, and the new QualOptima product will use this software methodology to electronically conduct proctoring.

“Triggers” are clinical indicators and are required as part of Ongoing Professional Practice Evaluation to monitor safety concerns.  QualOptima implements the published triggers, but electronically conducts this required process instead of traditional manual data abstraction.  The Company further employs its license to electronically “machine read” free text in crucial EMR documents to identify triggers and to “learn” from electronic pattern and trend analytics.

Peer review is the traditional business of the Founder of Quture, with over 35 years of performance measurement using this methodology and with the best software product for conducting peer review formally called QReview.  When this product is completely migrated onto the InterSystems platform, peer review will be integrated with the three (3) components above for performance measurement, proctoring, and triggers to dramatically enhance the functionality of the former product.  For example, we expect peer review will be capable of being performed remotely by physicians in Quture’s QualPRO expert panel of physicians in every medical specialty.  The former strength of the product to impose quality of care question sets to standardize peer review for “structured” review will be dramatically improved to use performance measures electronically for “structured explicit review”.

QualOptima also introduces another new functionality to integrate quality and patient safety data into the Qualytx database using the Ensemble interface engine from the multitude of data “silos” of all the quality and risk functions in hospitals, each with its own software product.  Overcoming the impediment of disparate databases has been a product design now included in the QualOptima product.

The QualOptima product has two different configurations to accommodate both large hospitals, some with systems and system-wide programs, and small and rural hospitals.  Small and rural hospitals will be able to contract for monthly access to cloud computing the QualOptima solution that would otherwise not be affordable.  The InterSystems product platform will be installed on secure servers and operated remotely at a reduced operating cost using InterSystems’ Ensemble Enterprise pricing model.  For larger hospitals, who want their servers on their side of the “firewall” for data security and control, the pricing model and product server licensing from InterSystems provides the other product configuration.

QSURG

QSurg - is a fully developed and tested electronic medical record product for surgery centers.  This product is the only EMR with a fully functional performance analytics application embedded in the workflow and data capture.  The QSurg EMR introduced capturing patient data at point of care in the operative and patient care areas.  The product was built for tablet PC’s several years ago, anticipating this hardware opportunity and in an Application Partnership with Motion Computing, the best tablet for operative areas since it can be antiseptically cleaned and is a closed system with a special Intel processor.

QSurg is the electronic medical record (EMR) for surgery centers and hospitals, eliminating storing paper and having patient data readily available at point of care, measures performance focused on efficiency and effectiveness (such as OR turnover times) and absence of complications (such as infection rates), enhances revenue, and improves patient safety and outcomes, and complies with federal and state regulations.

Dr. Candiotti has been the consulting physician for the anesthesiology application of the QSurg product.  The demonstration project at the University of Miami, Jackson Memorial Hospital, has already resulted in a unique anesthesiology application embedded in the QSurg product.

CUSTOMERS

Quture will begin marketing its products to the array of heath care providers, primarily focused on hospitals, hospital systems, and their insured trusts, as well as health maintenance organizations, physician groups, and provider groups (collaboratives).  Initial operations and sales will be structured in traditional licensing models, most favorably subscription based sales.  Operationally, the Company will provide performance measures for customer selection from the QuOp Performance Measures Library.  The metrics of numerator and denominator integration using the Ensemble interface engine will be installed in coordination with InterSystems engineers.  Support for the product will be first and primarily with InterSystems, supported in an advisory capacity by Quture.  Regional Health Information Exchanges are a target customer for the InterSystems HealthShare product and should be considered as a potential customer by Quture.

New federal incentives have created new health care organizational models that may be targets for Quture products.  First and most important among these are Accountable Care Organizations (ACO’s).  New regulations creating Health Homes, where payments are bundled for those organizations to divide between providers and can be divided based on performance and results for value are important as customers.  State cooperative insurance exchanges are another example of new structures as potential customers.  Purchasers ranging from the federal government to employers to health savings accounts are target customers, as well.

Customers of the proctoring product are unique and include device manufacturers, pharmaceutical and proteonomics companies, and medical equipment companies.

The QSurg product is designed for physician office surgical/invasive procedure facilities, ambulatory surgery centers, and surgical hospitals.

Products, data sets and clinical knowledge, including predictive clinical and personalized knowledge, are planned as discussed for patients as customers of Quture.  As performance results become transparent and medicine becomes personalized, participatory, and predictive, patients will become customers of Quture.

Performance measurement will evolve into customers for measuring Good Clinical Practice (GCP) applications of the Quture’s products and data sales to pharmaceutical and stem cell companies, medical device, equipment and supply manufacturers.

COMPETITION

Quture competitors are profiled for the performance measurement and analytics product.  There is no identical competitor for this product, as demonstrated by the matrix graphic below.  However, there are three (3) categories of companies and products that provide some elements similar to the Quture product:  performance measurement but based on billing/administrative data rather than Quture’s clinical data, clinical content products that attempt to connect with a software product to deliver extensive content (primarily publishing companies), and niche products primarily for peer review (where the peer review product of Quture now enhanced for performance and outcomes measurement).

Performance Measurement Based on Billing/Administrative Data:

Premier (www.premierinc.com) - Products such as QualityConnect and the Premier Integrated Performance Platform provide users with performance and quality data.  The legacy products remain primarily reliant on billing/administrative data rather than point of care clinical data.  The Quest program, for example, connects healthcare providers to share knowledge about quality, performance, patient safety and group contracting for hospital products and services. These programs collect data from participating hospitals to share clinical knowledge so that hospitals can learn from one another..

3M Health Information Systems (http://solutions.3m.com) – Software analyzing billing/administrative data and claiming significance as performance measurement and analysis.  Reliance on administrative data correlates co-morbidity data and uses algorithms and formulas to claim calculation of quality of care information.  Software and consulting services solutions across the health care continuum for transcription, speech recognition, clinical documentation improvement, document management, computer-assisted coding, quality, and revenue cycle management.

Xerox (www.midasplus.com) – ACS Healthcare Solutions was acquired including the Midas+ product solutions,  operated as a separate business unit of Affiliated Computer Services, Inc., a Xerox Company, The product array relies primarily upon billing/administrative data to collect quality, patient safety, and financial information.   Midas+ became an integral component of the transformational outsourcing, consulting, revenue cycle and analytics solution that HCS provides to its hospital clients. Midas+ continues to be responsible for its direction, development, sales, implementation, and support with respect to the products and services it offers its clients. As part of the ACS and HCS family, Midas+ has the financial, technical, and administrative support of ACS, a premier provider of business process and information technology solutions.

Thompson-Reuters (www.thomsonreuters.com) – Thomson Reuters announced they were exiting the health care business segment, then introduced their new suite of software called “Payment Reform Solutions” suite.  The new product suite claims to include risk analytics to use real time clinical data to better coordinate care, manage costs and maintain quality for value-based purchasing.  It is unclear how this new product relates to their treatment pathways (see Clinical Content Companies) and the performance product called “Advantage Suite” (including the CareDiscovery module) and Physician Performance Assessment.  However, these products are clearly based on their “Medical Episode Grouper” (MEG) and, therefore, use billing and administrative data, not clinical data, as the basis for these products.

Quantros (www.quantros.com) - The Quantros suite of products includes safety and risk management, with its “Safety Events Manager” the core application, for analysis of events and near misses entered into the system, regulatory and compliance reporting, and infection control, quality and performance reporting and analysis off the events application.  The suite of products includes a patient safety organization system and a dashboard graphics display for multiple constituencies.

Clinical Content Companies:

Elsevier – Elsevier is a major publisher of prominent medical books and journals.  In an effort to leverage the clinical content in these publications, as “the world’s leading provider of science and health information,” the European company has acquired software tools such as  MEDai.  MEDai Pinpoint claims to provide analytics for population management, clinical surveillance, predictive analytics, physician profiling and performance, and outcomes analysis.  Data collection requires developing API connections for customers, however.

Hearst – Hearst Corporation acquired First DataBank to enter the patient safety and quality healthcare quality focused primarily on drug databases.  Hearst acquired Zynx Health to expand clinical content to evidence-based resources of physician order sets, interdisciplinary plans of care, alerts and reminders.  The Zynx customizable templates are intended to provide clinical support and include content to reduce care disparities, minimize errors, and save staff time through goals and expected outcomes, clinical interventions, and embedded links to relevant research and quality measures.

Thomson Reuters – Micromedix (www.micromedix.com) – The clinical decision support system of Thomson Reuters and aggregated products that run off the clinical content acquired in their acquisition of Micromedix includes products running on their evidence-based reference information for drug, disease, and toxicology management and for patient education.    These can interface with products like MarketScan® Treatment Pathways.  Thomson Reuters’ modules for real-time clinical decision support and then performance, quality, and financial analytics (see Performance Measurement products above).

Niche Products:

Medkinetics (www.medkinetics.com) – The Medkinetics product is primarily designed as medical staff credentialing for Ongoing and Focused Professional Practice Evaluation through performance measurement and peer review. The Electronic Physician Record® (EPR®) quality & performance improvement product is a physician peer review product.  The system relies on user development of individual performance improvement plans.

Acesis (www.acesis.com) – The Acesis Healthcare Improvement Platform provides templates for performance improvement projects, process control/checklists, patient experience/satisfaction, peer review, root cause analysis, adverse event reporting, incident reporting, and morbidity and mortality review.  The system combines core measures with other custom criteria for peer review in the product template.  The system combines core measures and other custom criteria to determine reasons for peer review in the template.  The product relies upon each organization developing safety event classification definitions, taxonomy and algorithms in order to determine the level of harm and event type. .

HCPRO – HCPRO is essentially a publishing company focused on compliance in health care.  The Greeley Company is primarily a services company that provides educational and templates for credentialing, quality and risk management processes including external peer review.  The Core Privilege Plus web-based software product with core privileging data designed to implement criteria-based privileging.

The Quture performance and outcomes analytics product does not compete with electronic medical record (EMR) companies.  The product integrates clinical data from these EMR products but integrates data from multiple vendor products for each customer.

There are competitors to Quture’s surgery center QSurg electronic medical record product, primarily ZChart and Source Medical (www.sourcemed.net), but this is primarily a company whose products are focused on scheduling, billing, and inventory.  Neither of these products competes with the performance measurement and quality improvement component of the Quture product.  There are two significant outcomes measurement companies, including Outcome Sciences (www.outcome.com) and Surgical Outcomes (SOIX).

COMPANY	CLINICAL DATA BASED	BILLING CODE BASED	PERFORMANCE MEASURES*	DISPARATE DATA**	PEER REVIEW	TJC / MU*** COMPLIANT	FINANCIAL
Quture	✓		✓	✓	✓	✓	✓
Medkinetics		✓	✓
Premier		✓		✓			✓
Acesis		✓	✓	✓	✓
HCPRO		✓	✓
3M		✓	✓	✓
XEROX		✓		✓

* QualOptima – is the only product integrating nationally published performance measures and electronically capturing numerator/denominator data.

** Disparate data in competitor products based solely on billing codes.

*** TJC (The Joint Commission) and MU (Meaningful Use) relevant to the HITECH Act.

There can be no assurance that the Company will compete successfully with existing or new competitors, or that the competition will not have a material adverse effect on the business, operating results or financial condition of the Company (See “RISK FACTORS”)

MANAGEMENT AND EMPLOYEES

As of the date of this Current Report, Quture’s Executive Staff is:

G. Landon Feazell	Chief Executive Officer, President and Director
Sherif Elfayoumy, PhD	Chief Technology Officer
Janice J. Ophoven, MD	Chief Medical Officer
Judith Daugherty, PhD	Director, Clinical Content
Barry Hollander	Chief Financial Officer

Company currently has no full time employees other than the above officers. The Company is not a party to any collective bargaining agreements.

FACILITIES

The Company’s corporate offices are located at:

121 South Orange Avenue

Suite 1500, North Tower

Orlando, FL 32801

The Company’s primarily operations offices are located at:

6296 South Ridgewood Avenue

Port Orange, FL 32127

The Company’s primary financial and reporting offices are located at:

319 Clematis Street

West Palm Beach, FL 33401

LIQUIDITY AND CAPITAL RESOURCES

The Company’s only known potential sources of capital are possible proceeds from private placements, issuance of notes payable, loans from its officers, and cash from future revenues after the Company commences sales. The Company may require additional financing to continue operations, and there is no assurance that such additional financing will be available.

POTENTIAL FUTURE PROJECTS AND CONFLICTS OF INTEREST

Members of the Company’s Management may serve in the future as an officer, director or investor in other entities. Neither the Company nor any shareholder would have any interest in these projects. Management believes that they have sufficient resources to fully discharge their responsibilities to all projects they have organized or will organize in the future, if any.

GOVERNMENT REGULATION

Statutes unique to health care that could potentially impact the Company include but are not limited to the following federal statutes:

•

Health Insurance Portability and Accountability Act of 1996 (HIPPA) Privacy and Security Rules – protects the privacy of individually identifiable health information.  The HIPPA Privacy and Security Rules set national standards for the security of electronically protected health information.  The confidentiality provisions of the Patient Safety Rule protect identifiable information being used to analyze patient safety events and improve patient safety.  There are severe monetary sanctions for violations of these rules and statutory provisions.

•

Patient Protection and Affordable Care Act (2010) – provides that all Americans have access to quality, affordable health care and will create the transformation within the health care system necessary to contain costs.  The Congressional Budget Office (CBO) has determined that the Patient Protection and Affordable Care Act is fully paid for, will provide coverage to more than 94% of Americans while staying under the $900 billion limit that President Obama established, bending the health care cost curve, and reducing the deficit over the next ten years and beyond.  The Patient Protection and Affordable Care Act contains nine titles, each addressing an essential component of reform:

•

Quality, affordable health care for all Americans

•

The role of public programs

•

Improving the quality and efficiency of health care

•

Prevention of chronic disease and improving public health

•

Health care workforce

•

Transparency and program integrity

•

Improving access to innovative medical therapies

•

Community living assistance services and supports

•

Revenue provisions

Some of the significant provisions to the Company include development of new patient care and payment models.  A new Center for Medicare & Medicaid Innovation will be established within the Centers for Medicare and Medicaid Services to research, develop, test, and expand innovative payment and delivery arrangements.  Accountable Care Organizations (ACOs) that take responsibility for cost and quality received by patients will receive a share of savings they achieve for Medicare.  The HHS Secretary will develop a national, voluntary pilot program encouraging hospitals, doctors, and post-acute providers to improve patient care and achieve savings through bundled payments.  A new demonstration program for chronically ill Medicare beneficiaries will test payment incentives and service delivery using physician and nurse practitioner-directed home-based primary care teams.  Beginning in 2012, hospital payments will be adjusted based on the dollar value of each hospital’s percentage of potentially preventable Medicare readmissions.

Title III. Improving the Quality and Efficiency of Health Care provides for improvement of quality and efficiency of U.S. medical care services for everyone, and especially for those enrolled in Medicare and Medicaid. Payment for services will be linked to better quality outcomes.  The Patient Protection and Affordable Care Act will make substantial investments to improve the quality and delivery of care and support research to inform consumers about patient outcomes resulting from different approaches to treatment and care delivery. New patient care models will be created and disseminated.  Rural patients and providers will see meaningful improvements.  Payment accuracy will improve.  The Medicare Part D prescription drug benefit will be enhanced and the coverage gap, or donut hole, will be reduced.  An Independent Medicare Advisory Board will develop recommendations to ensure long-term fiscal stability.

The Health Care Quality Improvement provisions create a new program to develop community health teams supporting medical homes to increase access to community-based, coordinated care. It supports a health delivery system research center to conduct research on health delivery system improvement and best practices that improve the quality, safety, and efficiency of health care delivery.  And, it support medication management services by local health providers to help patients better manage chronic disease.   The Act provides for the establishment of a private, nonprofit entity (the Patient-Centered Outcomes Research Institute) governed by a public- private board appointed by the Comptroller General to provide for the conduct of comparative clinical outcomes research.  The Act provides Support for Prevention and Public Health Innovation, which empowers the HHS Secretary to provide funding for research in public health services and systems to examine best prevention practices.

Title IV: Prevention of Chronic Disease and Improving Public Health provides for better orienting the nation’s health care system toward health promotion and disease prevention, a set of initiatives will provide the impetus and the infrastructure.  A new interagency prevention council will be supported by a new Prevention and Public Health Investment Fund.  Barriers to accessing clinical preventive services will be removed.  Developing healthy communities will be a priority, and a 21st century public health infrastructure will support this goal.

The Act provides for the creation of American Health Benefit Exchanges.  By 2014, each state will establish an Exchange to help individuals and small employers obtain coverage.  Plans participating in the Exchanges will be accredited for quality, will present their benefit options in a standardized manner for easy comparison, and will use one, simple enrollment form.

•

American Recovery Act and Reinvestment Act of 2009 (ARRA) – HITECH Act “Meaningful Use” provisions and financial incentives - The Medicare and Medicaid EHR Incentive Programs provide a financial incentive for the "meaningful use" of certified EHR technology to achieve health and efficiency goals. These incentives are designed to reduce medical errors, makes patient records and data available to providers, create reminders and alerts, clinical decision support, and e-prescribing/refill automation.  The criteria for meaningful use will be staged in three steps over the course of the next five years.  Stage 1 (2011 and 2012) sets the baseline for electronic data capture and information sharing.  Stage 2 (expected to be implemented in 2013) and Stage 3 (expected to be implemented in 2015) will continue to expand on this baseline and be developed through future rule making.

To demonstrate meaningful use successfully, eligible professionals, eligible hospitals and CAHs are required also to report clinical quality measures specific to eligible professionals or eligible hospitals and CAHs.  Eligible professionals must report on 6 total clinical quality measures: 3 required core measures (substituting alternate core measures where necessary) and 3 additional measures (selected from a set of 38 clinical quality measures).  Eligible hospitals and CAHs must report on all 15 of their clinical quality measures.

•

Health Information Technology for Economic and Clinical Act of ARRA (see above) – basically establishes four (4) major goals that advance the use of health information technology, such as electronic medical records by:

Requiring the government to take a leadership role to develop standards by 2010 that allow for the nationwide electronic exchange and use of health information technology to improve quality and coordination of care;

Investing $20 billion in health information technology infrastructure and Medicare and Medicaid incentives to encourage doctors and hospitals to use HIT (health information technology) to electronically exchange patients’ health information;

Saving the government $10 billion, and generating additional savings throughout the health sector, through improvements in quality of care and care coordination, and reductions in medical errors and duplicative care; and

Strengthening federal privacy and security law to protect identifiable health information from misuse as the health care sector increases use of Health IT.

The Act provides immediate funding for health information technology infrastructure, training, dissemination of best practices, telemedicine, inclusion of health information technology for clinical education, and State grants to promote health information technology.

The legislation establishes a voluntary certification process for health information technology products.  The National Institute of Standards and Technology will provide for the testing of such products to determine if they meet national standards that allow for the secure electronic exchange and use of health information.

The Act further provides significant financial incentives through Medicare and Medicaid programs to encourage doctors and hospitals to adopt and use certified electronic health records.  Physicians will be eligible for $40,000 to $65,000 for showing that they are meaningfully using health information technology, such as through the reporting of quality measures.  Hospitals are eligible for many millions of  dollars in the Medicare and Medicaid programs to similarly use health information technology.  Federally qualified health centers, rural health clinics, children’s hospitals and others will be eligible for funding through the Medicaid program.

Incentive payments for both physicians and hospitals to continue for several years, but are phased out over time.  Eventually, Medicare payments are reduced for physicians and hospitals that do not use a certified electronic health record that allows them to communicate with others.

(B)

POST-EXCHANGE BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table provides information, immediately after the Share Exchange regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock (1)
G. Landon Feazell 6296 South Ridgewood Ave. Port Orange, FL. 32127	1,938,543,110(2)	85.0%
Barry Hollander 319 Clematis Street, Suite 703 West Palm Beach, Fl. 33401	30,166,771 (3)	1.0%
Geoffrey Feazell 6296 South Ridgewood Avenue Port Orange, FL. 32127	-	-%
Starslide Global Holdings Company, LLC 6296 South Ridgewood Ave. Port Orange, FL. 32127	1,938,543,110 (2)	85.0%
All Executive Officers and Directors as a Group (3 persons)	1,961,209,881 (4)	86.0%

 (1)

Based on 2,280,638,953 shares of our common stock were outstanding.

 (2)

This includes 1,938,543,110 shares of common stock held by Starslide Global Holdings, LLC. (“Starslide”), also shown separately in this table.  Mr. Feazell is the Managing Member of Starslide.

 (3)

This includes: (i) 27,908,707 shares of restricted common stock owned by a limited liability company that Mr. Hollander is the managing partner and (ii) and an option to purchase 2,258,064 shares of common stock at an exercise price of $0.03667 granted under our 2010 Stock Option Plan.

 (4)

Includes an option to purchase 2,258,064 shares of common stock at an exercise price of $0.03667 granted under our 2010 Stock Option Plan.

(C)

MANAGEMENT

Prior to the Effective Date, Mr. Henry Fong and Mr. Barry Hollander were the sole members of the Registrant's Board of Directors. Immediately following the Share Exchange, in accordance with the Registrant's bylaws and the Chapter 78 of the Nevada Revised Statutes, the Board of Directors appointed G. Landon Feazell Chief Executive Officer, President and Chairman of the Board and Geoffrey Feazell as Secretary and Treasurer.. Upon the filing of the Plan of Exchange, the directors and officers of the Registrant, is as follows:

Name	Age	Position
G. Landon Feazell	68	Chief Executive Officer, President and Chairman of the Board of Directors
Geoffrey Feazell	43	Treasurer and Secretary
Barry Hollander	54	Chief Financial Officer and Director

G. Landon Feazell, 68, President, Chief Executive Officer, Director.

Landon Feazell has served as Chairman and Chief Executive Officer of Quture, Inc. since April 2011.  Prior thereto and from 1975 to 2011, Mr. Feazell served as the President and Chief Executive Officer of Medico-Legal Management, then becoming QualVal Systems and Q3 LLC.  Mr. Feazell is nationally recognized for his leadership, innovation, and expertise in measuring clinical performance, pioneering proactive clinical risk management and patient safety and physician peer review processes. His companies have developed and implemented systems and processes in hundreds of hospitals, hospital corporations and trusts, university health systems, health maintenance organizations, large and small physician practices, federal and state governmental agencies, and health and liability insurance companies throughout the United States.

Mr. Feazell received a Bachelor of Science degree in zoology from Duke University, followed by extensive graduate studies in medical sciences at the West Virginia University Medical Center, where he was a teaching fellow, conducting research in mycology and its relationship to leukemia and preventive medicine, then law at the University of Denver, College of Law, where he was student assistant to the deans. He served as Chairman of the National Conference of Law Reviews (1968-69).  His community service includes chairing many public education initiatives for Jefferson County Board of Education, mental health chairmanships and board education grants, and successful political campaign cabinets for Governor and United States Senator in Colorado. He is widely published in professional articles, and he lectures, teaches, and participates on national expert panels at universities, professional organizations, private corporations, and forums and seminars and has taught at the undergraduate and graduate level at several universities.

Geoffrey L. Feazell, 43, Treasurer, Secretary.

Geoffrey Feazell is the Managing Member and Chief Executive Officer of Q’Zure LLC, a Florida limited liability company responsible for design, programming, testing, and implementation of all Quture, Inc.’s technology products and has served in this capacity since April 2004. Prior thereto and from August 1999 to April 2004, Geoffrey served as the Manager of Technology of QualVal Systems, Inc.  For over 10 years his contributions have been developing IT solutions and tools for measuring quality, clinical performance, and productivity.   Geoffrey has served as team leader for enhancements and the report writer of QReview and QSurg.  These products integrate performance measurement and peer review with electronic medical records and connect disparate databases.  He has managed implementation of these products and client projects for healthcare organizations throughout the United States.  His recent focus has been quality software and technology analytics to develop clinical knowledge solutions based on optimal evidence-based clinical processes. He has further become proficient in the application of Natural Language Processing to integrate unstructured data into object-oriented databases to migrate former products onto the new Quture technology platform.  Geoffrey’s educational background includes undergraduate studies from the University of North Carolina at Wilmington, multiple certificates from the University of Texas, Quality Software Institute, multiple certifications from the Diver’s Institute of Technology, and Medical Billing Specialist certification from Pittsburg Technology Institute.

Barry S. Hollander, 54, Chief Financial Officer and Director

Mr. Hollander has been the Chief Financial Officer of the Registrant since February 2010 the effective date that ZenZuu USA, Inc. (“ZZUSA”) acquired the Registrant.  Mr. Hollander was the CFO of ZZUSA since its inception.  Mr. Hollander has been the Chief Financial Officer of ZZPartners, Inc. from its inception (April 2008) through its merger with ZZUSA. Mr. Hollander is the sole Director, president and chief financial officer of Mint Capital, Inc. (“Mint”), a blank check shell company. Mint is seeking to merge with a target company. Mint filed a Form 10 registration statement which went effective in January 2010. Mr. Hollander is an affiliate (greater than 10% shareholder) of PB Capital International, Inc. (“PBCI”).  PBCI is a blank check shell company, seeking to merge with a target company. PBCI filed a Form 10 registration statement which went effective in October 2009. Mr. Hollander has been the Acting Chief Executive Officer of FastFunds Financial Corporation, a publicly traded company since January 2007.  Prior to becoming the Acting CEO of FastFunds, Mr. Hollander had been a financial consultant to FastFunds.  Mr. Hollander has been the Chief Financial Officer of China Nuvo Solar Energy, Inc. a publicly traded company since May 2002.  Mr. Hollander has been the Chief Financial Officer of VP Sports since March 1999. From 1994 to 1999, Mr. Hollander was the Chief Financial Officer of California Pro Sports, Inc., an in-line skate importer, marketer and distributor. In 1999 California Pro merged with Imaginon, Inc. Mr. Hollander has been since 1980 in various accounting, senior management and executive positions. Mr. Hollander has a BS degree from Fairleigh Dickinson University and passed the uniform certified public accountant exam.

Other than Geoffrey Feazell being the son of G. Landon Feazell, there are no family relationship between any of the Company’s officers and directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company’s principal executive officer during the last three completed fiscal years ending April 30, 2011, 2010 and 2009; (ii) each other individual that served as an executive officer of the Company at the conclusion of the fiscal year ended April 30, 2011 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

Summary Compensation of Executive Officers

Name and Principal Position	Year	Salary (1)	Bonus	Equity Awards (2)	Option Awards (2)	All Other Compensation	Total
Henry Fong	2011	$120,000	-	-	$39,516	-	$159,416
Chief Executive Officer	2010	$40,000	-	-	-	-	$40,000
and President	2009	-	-	-	-	-	$-

Barry Hollander	2011	$120,000	-	-	$26,344	-	$146,344
Chief Financial Officer	2010	$83,117	-	-		-	$83,117
	2009	$87,500	-	-	-	-	$87,500

G. Landon Feazell	2011	-	-	-	-	-	$-
Chief Executive Officer	2010	-	-	-	-	-	$-
	2009	-	-	-	-	-	$-

Geoffrey Feazell	2011	-	-	-	-	-	$-
Secretary and Treasurer	2010	-	-	-	-	-	$-
	2009	-	-	-	-	-	$-

(1)

Effective June 1, 2009 the Company agreed to compensate Mr. Fong $10,000 per month, paid as cash flow permits. During the year ended April 30, 2011 and 2010, Mr. Fong received $36,045 and $40,000 respectively in cash compensation.  Mr. Fong in July 2010 converted $60,000 of accrued and unpaid fees to 600,000 shares of restricted common stock.  The shares were valued at $0.10 per share (the market value of the common stock at that time). The Company had accrued and unpaid fees of $93,955due Mr. Fong as of April 30, 2011.

(2)

ZZPartners, Inc. (the predecessor to ZenZuu USA, Inc.) had month-to-month arrangements with Barry Hollander for his management services, whereby it paid Mr. Hollander $12,500 monthly thru May 31, 2009 and $10,000 monthly thereafter for his services as Chief Financial Officer, paid as cash flow permits.  During the years ended April 30, 2011, 2010 and 2009 Mr. Hollander received cash compensation of $71,456, $83,117 and $87,500 respectively.  Additionally, Mr. Hollander in July 2010 converted $80,000 of accrued and unpaid fees to 800,000 shares of restricted common stock.  The shares were valued at $0.10 per share (the market value of the common stock at that time).  At April 30, 2011 the company had accrued and unpaid fees of $82,926 due Mr. Hollander.

(3)

On June 25, 2010 the Company granted options to purchase 10,500,000 shares of common stock of the Company under the 2010 EIP. The options have an exercise price of $0.0367 per share and expire on June 25, 2020.  Included in the grants, Mr. Fong, the CEO of the Company received warrants to purchase 3,387,096 shares of common stock, and Mr. Hollander, the CFO received warrants to purchase 2,258,064 shares of common stock.  The Company valued the options at $0.035 per share, based upon the Black Scholes formula, and accordingly has included $39,516 and $26,344 as option awards in the above table for Mr. Fong and Mr. Hollander, respectively.

(o)

Narrative disclosure to summary compensation table.

The Company currently does not have any full-time employees other than its officers. Subsequent to the Share Exchange Agreement, the Company has month-to-month arrangements whereby it pays Mr. G. Landon Feazell $10,000 a month for his services as Chief Executive Officer and Mr. Hollander $5,000 per month for his services as Chief Financial Officer.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option and non-vested stock award held by each of the Company’s named executive officers as of April 30, 2011.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Henry Fong	3,387,096	-	$0.0367	6/25/2020

Barry S. Hollander	2,138,064	-	$0.0367	6/25/2020

Compensation of Directors

The Company did not pay any fees to their respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future.  The Company will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LEGAL MATTERS

NONE

(E)

RELATED PARTY TRANSACTIONS

Currently, we have no independent directors on our Board of Directors, and therefore have no formal procedures in effect for reviewing and pre-approving any transactions between us, our directors, officers and other affiliates. We will use our best efforts to insure that all transactions are on terms at least as favorable to the Company as we would negotiate with unrelated third parties.

Quture has an agreement with Q’Zure, LLC (“Q’Zure”) to provide software and technology services that Quture requires.  Pursuant to the terms of the agreement, Quture will provide Task Orders to Q’Zure on process and other terms to be negotiated on an order by order basis. Q’Zure is a Florida limited liability Company that is controlled by Geoffrey Feazell, an Officer of Quture and Techs Loanstar. As of July 31, 2011 owes Q’Zure $15,392, which is included in accounts payable and accrued expenses, related parties on the balance sheet as of July 31, 2011, included herein.

Quture leases office space in Port Orange, Fl. form Sunset Quay, LLC (“Sunset Quay”).  Sunset Quay is a Florida limited liability Company that is controlled by Geoffrey Feazell, an Officer of Quture and Techs Loanstar. Under the terms of the lease agreement, Quture is to pay $4,000 per month on a net lease. The term of the lease is from January 1, 2011 thru December 31, 2011, with annual renewals. As of July 31, 2011 Quture owes $27,000 to Sunset Quay for accrued and unpaid rent.

The Company has agreed to compensate Landon Feazell $10,000 per month for his services to the Company as President and Chief Executive Officer.  The amount will be paid as cash flow permits and as of July 31, 2011, Mr. Feazell has not received any compensation and $70,000 is included in accounts payable and accrued expenses related parties on the balance sheet as of July 31, 2011, included herein.

Mr. Landon Feazell, Quture’s President and Chief Executive Officer has made advances and loans to Quture  As of July 31, 2011 the balance owed is $160,448.  The advances are due on demand and bear no interest.

(F)

RISK FACTORS

OUR SECURITIES ARE HIGHLY SPECULATIVE, AND PROSPECTIVE PURCHASERS SHOULD BE AWARE THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS CURRENT REPORT AND RELATED EXHIBITS, INCLUDING OUR FINANCIAL STATEMENTS.

RISK FACTORS ASSOCIATED WITH OUR BUSINESS

We have a limited operating history on which to base an investment decision.

We are a newly created startup company that has very limited operating history.  As a startup company, we are subject to unforeseen costs, expenses, problems and difficulties inherent in new business ventures.  There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that our services will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail.

We have inadequate capital and need for additional financing to accomplish our business and strategic plans.

We have very limited funds, and such funds are not adequate to develop our current business plan.  Our ultimate success may depend on our ability to raise additional capital.  In the absence of additional financing or significant revenues and profits, the company will have to approach its business plan from a much different and much more restricted direction, attempting to secure additional funding sources to fund its growth, borrowing money from lenders or elsewhere or to take other actions to attempt to provide funding. We cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

We have a limited history of success and profitability.

We have limited current business operations and may incur significant losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. We may incur losses for the foreseeable future and may never become profitable.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

Our products are new and innovative and have not been established in the healthcare marketplace.

The Company’s initial products are new to the hospital and physician market and may take time or even fail to become accepted as having value or sufficient return on investment for potential users.  We could encounter significant delays in adoption of these innovations and new tools, which would harm or at least delay our revenue projections.  The Company’s business plan and revenue projections are based upon rapid market penetration and achieving critical mass to become the international standard for performance measurement.  The marketing and sales of our products depends upon our “blue ocean” strategy to introduce “disruptive” unique technology and define our market niche with a new series of products.  Health care has traditionally resisted clinical quality data and information, and the Company’s strategy is directly related to federal initiatives and accreditation standards that are now favorable, but are subject to change and to enforcement variables that could significantly affect the Company and adversely affect its gross revenue, margins and projections.

Our products and services may suffer from uncertainty of market acceptance, and we may have difficulty commercializing them.

The Company is currently engaged in migrating developed products to a new technology platform and is in various stages of developing new software and technology products.  Continued product and service development and commercialization efforts are subject to all of the risks inherent in the development of new products and services, including unanticipated development problems, lack of acceptance in the market, as well as the possible insufficiency of funds to undertake development and commercialization, any of which could result in abandonment or substantial change in the development of a specific product or service. In addition, demand and market acceptance for newly developed products and services are subject to a high level of uncertainty and the Company does not have any assurance that its concepts and ideas will achieve market acceptance. Achieving market acceptance of the Company’s new products and services will require substantial marketing efforts and the expenditure of significant funds. If the Company’s business concepts and device concepts and devices do not achieve market acceptance in a fairly cost-effective and quick time frame, the Company and its prospects will be materially adversely affected and it could well cause the Company to fail.

We may not be able to compete initially or maintain market share even if originally successful.

The sale of the Company’s proposed products and services involve competitive businesses, and the Company faces or may face significant competition. The Company will compete with many other companies, most of which have far greater experience, product penetration, financial and personnel resources, marketing and distribution organizations and overall market power than the Company.   There can be no assurance that the Company will be able to compete effectively or respond successfully to any future changes in the competition or that additional competitors will not enter the market. There is also no assurance that other parties will not try to copy ideas developed by the Company. The failure to meet these challenges could have a material adverse effect on the Company and its business and could cause the Company to fail. There can also be no assurance that the Company’s products will remain viable and attractive alternatives for customers.

We may not be able to protect our intellectual property, which would potentially harm or jeopardize the Company.

The Company is currently attempting to secure provisional patents and convert provisional patents to permanent patents on its products and on the products being developed or marketed by the Company. There is no assurance that the Company will  receive the patents that may be necessary to protect our intellect property; that the patents would not be significantly narrowed in their scope; that the patents would turn out to be a material advantage to the Company; that other parties will not find ways to circumvent the benefits of any such patents; that other ideas on which the Company’s business plan is based will not be utilized by competitors of the business or that competitors will not find improved methods of achieving what the Company plans to achieve, leaving the Company without the ability to effectively compete.

We are significantly dependent on key software and technology partnerships.

The Company’s products and development strategy rely upon an application partnership with InterSystems and a strategic vendor relationship with a development company that are not essential but are vital to our products and success.

If we are unable to achieve our milestones and strategic challenges our success could be delayed or jeopardized.

The product plan during capitalization focuses on software products for hospitals, which are the primary customer for the Company’s initial product offering.  There are other potential customer and influencers, such as health and liability insurance companies, healthcare law firms, financial healthcare consulting and accounting firms, and governmental and regulatory entities.  There are numerous newly formulated entities, as well, such as accountable care organizations and state insurance exchanges (“co-ops”) that appear to be logical customers and influencers in the Company’s strategic product plan.  Initially, our product plan relies upon the successful migration of our products to a new technology platform and the success of that technology to achieve the technical specifications and requirements of the product design.  Despite initial assessments of product performance, there could be any series of recognized or unrecognized performance challenges and/or impediments that could affect the Company’s product development and performance milestones and strategic challenges with customers and influencers.  Our other existing product, an electronic medical record for surgery centers with integrated performance measurement integrated, has similar risks.

If we fail to manage growth effectively or prepare for product scalability, it could have an adverse affect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of July 31, 2011, we had zero full time employees.   During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

If we are unable to retain key executives and other key affiliates, particularly our founder and medical/clinical experts, our growth could be significantly inhibited and our business harmed with a material adverse affect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel.  Mr. G. Landon Feazell, our Chief Executive Officer and President, performs key functions in the operation of our business. The loss of Mr. Feazell could have a material adverse effect upon our business, financial condition, and results of operations. We do not maintain key-person insurance for members of our management team because it is cost prohibitive at this point. If we lose the services of any senior management and medical experts, including our QualPRO panels, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We may be required to establish strategic relationships with third parties. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our product and marketing plan relative to our competitors. We may not be able to establish other strategic relationships in the future.  In addition, any strategic alliances that we establish may subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to developed business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control.

Our financial results may not meet the expectations of investors and may fluctuate because of many factors and, as a result, investors should not rely on our revenue and/or financial projections as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations investors may negatively impact the value of our securities. Operating results may fluctuate due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on revenue or financial projections or comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

•	delays in sales resulting from potential customer sales cycles
•	variations or inconsistencies in return on investment models and results
•	delays in demonstrating product performance or installations
•	resistance from medical and/or clinical professionals to the products
•	changes in competition
•	Changes or threats of significant changes in legislation or rules or standards that would change the drivers for product adoption.

Our strategy may include acquiring companies which may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability.

We may embark on a growth strategy through acquisitions of companies or operations that complement existing product lines, customers or other capabilities. We may be unsuccessful in identifying suitable acquisition candidates, or may be unable to consummate desired acquisitions. To the extent any future acquisitions are completed, we may be unsuccessful in integrating acquired companies or their operations, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse impact on future profitability. Some of the risks that may affect our ability to integrate, or realize any anticipated benefits from, acquisitions include:

•	unexpected losses of key employees or customer of the acquired company;
•	difficulties integrating the acquired company’s standards, processes, procedures and controls;
•	difficulties coordinating new product and process development;
•	difficulties hiring additional management and other critical personnel;
•	difficulties increasing the scope, geographic diversity and complexity of our operations;
•	difficulties consolidating facilities, transferring processes and know-how;
•	difficulties reducing costs of the acquired company’s business;
•	diversion of management’s attention from our management; and
•	adverse impacts on retaining existing business relationships with customers.

Our Chief Executive Officer and certain stockholders possess the majority of our voting power, and through this ownership, control our Company and our corporate actions.

Our current CEO and President, G. Landon Feazell, holds approximately 70% of the voting power of the outstanding shares immediately after this Share Exchange Agreement and shares distribution. Mr. Feazell has a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. As such Mr. Feazell also has the power to prevent or cause a change in control; therefore, without his consent we could be prevented from entering into transactions that could be beneficial to us.  The interests of Mr. Feazell may give rise to a conflict of interest with the Company and the Company’s shareholders.  For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

There is a substantial lack of liquidity of our common stock and volatility risks.

Our common stock is quoted on the OTCQB under the symbol “TCLN.”  The liquidity of our common stock may be very limited and affected by our limited trading market.  The OTCQB market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting.  There is currently no broadly followed and established trading market for our common stock.  An established trading market may never develop or be maintained.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders.  Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.  As a result of such trading activity, the quoted price for our common stock on the OTCQB may not necessarily be a reliable indicator of our fair market value.  In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

•	the increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Share Exchange may limit interest in our securities;

•	variations in quarterly operating results from the expectations of securities analysts or investors;

•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

•	announcements of new attractions or services by us or our competitors;

•	reductions in the market share of our services;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	general technological, market or economic trends;

•	investor perception of our industry or prospects;

•	insider selling or buying;

•	investors entering into short sale contracts;

•	regulatory developments affecting our industry; and

•	additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Our common stock may never be listed on a major stock exchange.

We anticipate seeking the listing of our common stock on a national or other securities exchange at some time in the future, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  A decline in the price of our common stock could be especially detrimental to our liquidity and our operations.  Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations.  If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations.  If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

The sale by any shareholder of a significant portion of their holdings could have a material adverse effect on the market price of our common stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.  Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB).  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The securities issued in connection with the Share Exchange are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Share Exchange are being issued in reliance on an exemption from the registration requirements under Section 4(2) of the Securities Act and Regulation D promulgated thereunder or Regulation S.  Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption.  In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements.  As a result, a purchaser who receives any such securities issued in connection with the Share Exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

If we issue additional shares or derivative securities in the future, it will result in the dilution of our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of up to 2,500,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.  Our board of directors may choose to issue some or all of such shares, or derivative securities to purchase some or all of such shares, to provide additional financing in the future.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  These requirements are extensive.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.  The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements.  We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we do not file our quarterly or annual reports with the SEC, we may be de-listed from the OTCQB.

OTCQB is the middle tier of the OTC market. OTCQB companies report to the SEC or a U.S. banking regulator, making it easy for investors to identify companies that are current in their reporting obligations. There are no financial or qualitative standards to be in this tier. OTCQB securities may also be quoted on the FINRA BB. The OTCQB allows investors to easily identify reporting companies traded in the OTC market regardless of where they are quoted.

Under OTCQB rules relating to the timely filing of periodic reports with the SEC, any OTCQB issuer who fails to file a periodic report (Forms 10-Q or 10-K) by the due date of such report, period we may be removed from the OTCQB and our common stock may only be able to be traded on the OTC Pink.  The OTC Pink is the bottom tier of the OTC market – a speculative trading marketplace that helps broker-dealers get the best prices for investors. Accordingly, our securities may become worthless and we may be forced to curtail or abandon our business plan.

If we become subject to product liability claims, personal injury claims or defective products, our business may be harmed.

The testing, marketing and sale of the Company’s products and services entails risk of product liability and there can be no assurance that product liability claims will not be asserted against the Company. While the Company intends to obtain some business liability insurance, insurance designed to cover product liability is expensive, difficult to obtain in some cases and may not be available now or in the future on acceptable terms, if at all. Furthermore, there can be no assurance that such insurance coverage will be adequate, or that a product liability claim, even one without merit, would not have a material adverse effect on the business or financial condition of the Company.  As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance due to the limited coverage of any such business interruption insurance, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer, we may face claims for rescission and other remedies.  If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities.  In addition, any claims or actions could force us to expend significant financial resources to defend our company, could divert the attention of our management from our core business and could harm our reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective.  New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules.  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

We have the right to issue up to 10,000,000 shares of preferred stock, which may adversely affect the voting power of the holders of our other securities and may deter hostile takeovers or delay changes in management control.

We may issue up to 10,000,000 shares of preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determine from time to time.  To date, our board of directors have authorized Series A and B of preferred stock.  Additionally, our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock.  Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delay changes in management control.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 2,500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  After the closing of the Share Exchange, Techs had 2,280,638,953 shares of common stock issued and outstanding held by approximately 67 shareholders of record, excluding an unknown amount of shareholders holding their ownership in street name.

Common Stock

Holders of Techs common stock are entitled to one vote per share on each matter submitted to vote at a meeting of the Company’s stockholders.  Holders of common stock do not have cumulative voting rights. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of Techs’s common stock or other securities. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of TCLN that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Preferred Stock

No shares of Preferred Stock are issued or outstanding.  Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any additional series of preferred stock that may be created.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S’ COMMON STOCK AND RELATED SHAREHOLDER MATTERS

(a)

Market information.

Our common stock is quoted on the Over-the-Counter Quotation Board, or “OTCQB” under the trading symbol “TCLN”.  The following table lists the high and low bid information for our common stock as quoted on the OTCQB for the fiscal years ended 2011 and 2010, respectively:

	Price Range
Quarter Ended	High ($)	Low ($)

April 30, 2011	.0069	.0011
January 31, 2011	0.0104	.0033
October31, 2010	.045	.0099
July 31, 2010	.1633	.0283
April 30, 2010	.14	.083
January 31, 2010	-	-
October 31, 2009	-	-
July 31, 2009	-	-

The above quotations from the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

(b)

Holders.

The number of record holders of our common stock as of August 31, 2011, was approximately 67 based on information received from our transfer agent.  This amount excludes an indeterminate number of shareholders whose shares are held in “street” or “nominee” name with a brokerage firm or other fiduciary.

(c)

Dividends.

We have not paid or declared any cash dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

(d)

Securities authorized for issuance under equity compensation plans.

We have the following securities authorized for issuance under our equity compensation plans as of April 30, 2011, including options available for future issuance under our 2010 Equity Incentive Plan approve by our security holders effective January 29, 2010.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,500,000	$0.0367	-0-
Equity compensation plans not approved by security holders	-	-	-
Total	10,500,000	$0.0367	-

The purpose of  the 2010 Equity Incentive Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees, directors and consultants.  Incentives may consist of opportunities to purchase or receive shares of the Company’s common stock.  Grants may include both purchase options as well as direct grants of common shares upon conversion of accrued salaries, bonuses, notes payable, fees or other similar payments due from us to an eligible participant.  The Plans are administered by our board of directors which determines the terms of all grants including their term, exercise price and vesting period, if applicable.  Generally, grants must be at least 100% of the fair market value of our common stock on the date of grant and may be exercisable for up to ten years.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company’s Articles of Incorporation and By-laws provide, to the fullest extent permitted by Nevada law, that the officers and directors of the Company who was or is a party to or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was acting as the incorporator, officer, director or nominee officer/director or was serving in any capacity at any time. Furthermore, it is the responsibility of the Company to pay for all legal expenses that may occur on behalf of the party who may come under any such type of action.

Nevada Revised Statutes (“N.R.S”) Sections 78.7502 and 78.751 provide the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under N.R.S Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

GOING CONCERN

We have incurred losses from operations and have limited revenues from operations from inception on April 26, 2011 through the period ended July 31, 2011.  Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management is planning to raise necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in further developing its operations

Liquidity and Capital Resources

We will require substantial additional financing in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of July 31, 2011, there were no off balance sheet arrangements.

Basis of Presentation

The financial statements of the Company are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Critical Accounting Policies; Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from product sales in accordance with Topic 360 “Revenue Recognition in Financial Statements,” which is when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  At July 31, 2011, cash and cash equivalents include cash on hand and cash in the bank.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.

The range of estimated useful lives used to calculated depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	3 Years
Office equipment	3 Years

Impairment of Long-Lived Assets

Long-Lived Assets, such as property, plant, and equipment and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any goodwill or other intangible assets are tested at least annually for impairment.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.  There were no events or changes in circumstances that necessitated an impairment of long lived assets as of July 31, 2011.

Income Taxes

Deferred income taxes are provided to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 contains a two-step approach to recognizing and measuring uncertain tax positions.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement.  The Company considers many factors when evaluating and estimating the Company's tax positions and tax benefits, which may require periodic adjustments. At July 31, 2011, the Company did not record any liabilities for uncertain tax positions.

Concentration of Credit Risk

The Company maintains its operating cash balances in banks located in Florida.  The Federal Depository Insurance Corporation (“FDIC”) insures accounts at each institution up to $250,000.  At July 31, 2011, the Company’s cash accounts were below the insured limit.

Earnings Per Share

Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options, warrants, and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.  The Company does not have any options, warrants or other common stock equivalents outstanding as of July 31, 2011.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable, accrued liabilities, and advances from affiliates.  The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities of these instruments.  The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

ASC Topic 820, “Fair Value Measurements” (“ASC Topic 820”) defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  The standard provides a consistent definition of fair value that focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

• Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, or inputs that are observable for the assets or liabilities other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active;

• Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 2.01, in connection with the Share Exchange, the Company issued an aggregate of 1,938,543,110 shares of its common stock to the former holders of Quture Common Stock.

The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended.    The issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication.

ITEM 5.01.

CHANGES IN CONTROL OF REGISTRANT.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

Item 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) The audited financial statements as of July 31, 2011 of Quture are attached as Exhibit 99.1 hereto pursuant to Item 2.01 of Form 8-K.

(b) The audited financial statements of Q3, LLC. as of December 31, 2010 and 2009 are attached as Exhibit 99.2 hereto pursuant to Item 2.01 of Form 8-K.

(c) The unaudited financial statements of Q3, LLC for the six months ended June 30, 2011 are attached as Exhibit 99.3 hereto pursuant to Item 2.01 of Form 8-K.

(d) As a result of its acquisition of Quture described in Item 2.01, the Company is filing the pro forma financial information required by Item 9.01 herewith as Exhibit 99.4.

(e) Exhibits

Ex. No.

Description

99.1

Audited financial statements as of July 31, 2011 Quture, Inc.

99.2

Audited financial statements of Q3, LLC as of December 31, 2010 and 2009

99.3

Unaudited interim financial statements of Q3, LLC. as of June 30, 2011

99.4

Unaudited condensed combined pro forma financial statements as of July 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 20, 2011

By: /s/ G. Landon Feazell

President and

Chief Executive Officer